                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  JULY 23, 2004
                Date of Report (Date of Earliest Event Reported)



                           SCHERING-PLOUGH CORPORATION
             (Exact name of registrant as specified in its charter)




           NEW JERSEY                         1-6571                        22-1918501
  (State or other jurisdiction       (Commission File Number)             (IRS Employer
       of incorporation)                                              Identification Number)



                            2000 GALLOPING HILL ROAD
                              KENILWORTH, NJ 07033
          (Address of principal executive offices, including Zip Code)


                                 (908) 298-4000
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

FDA Approves VYTORIN

        On Friday, July 23, 2004, the Merck/Schering Plough Pharmaceuticals joint venture announced that the U.S. Food and Drug Administration has approved VYTORIN(TM) (ezetimibe/simvastatin) for the treatment of high LDL cholesterol (LDL-C) in patients with primary hypercholesterolemia or mixed hyperlipidemia as adjunctive therapy to diet when diet alone is not enough. VYTORIN is the first and only product to deliver LDL cholesterol reduction through dual inhibition of the two sources of cholesterol in one tablet. The press release is attached as
Exhibit 99.1 to this 8-K.

        As noted in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of Schering-Plough's first quarter 2004 10-Q, the successful launch and commercial success of VYTORIN is important to Schering-Plough.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.  The following exhibit is filed with this 8-K:

99.1 Press Release issued by Merck/Schering-Plough Pharmaceuticals on July 23, 2004 titled "FDA Approves VYTORIN(TM) (ezetimibe/simvastatin), the First and Only Product to Deliver Powerful LDL Cholesterol Reduction Through Dual Inhibition of the Two Sources of Cholesterol in One Tablet"








SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation




By: /s/Douglas J. Gingerella
Douglas J. Gingerella
Vice President and Controller

Date: July 26, 2004


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Exhibit Index

The following exhibit is filed with this 8-K:


99.1 Press Release issued by Merck/Schering-Plough Pharmaceuticals on July 23, 2004 titled "FDA Approves VYTORIN(TM) (ezetimibe/simvastatin), the First and Only Product to Deliver Powerful LDL Cholesterol Reduction Through Dual Inhibition of the Two Sources of Cholesterol in One Tablet"


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